Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, effective as of April 1, 2012 (the “Effective Date”), by and between American Apparel, Inc., a Delaware corporation (herein referred to as the “Company”), and Dov Charney (herein referred to as the “Executive”) (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive deem it to be in their respective best interests to enter into an agreement providing for the Company’s employment of the Executive pursuant to the terms herein stated;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Employment; Position and Duties; Exclusive Services.

(a)           Employment.  The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the Term provided in Section 2 below and upon the other terms and conditions hereinafter provided.

(b)           Position and Duties.  During the Term, the Executive (i) agrees to serve as the Chief Executive Officer of the Company and to perform such reasonable duties as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”), (ii) shall report only to the Board, (iii) shall be given such authority as is appropriate given the Executive’s position in a company the nature and size of the Company to carry out the duties described above, and (iv) agrees to serve, if elected, at no additional compensation in the position of officer or director of any subsidiary or affiliate of the Company.

(c)           Exclusive Services.  During the Term, and except for illness or incapacity, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates, shall not be engaged in any other business activity, and shall perform and discharge the duties which may be assigned to him from time to time by the Board consistent with his position; provided, however, that nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

(i)              serving, in accordance with the Company’s policies, as a director or member of a committee of any company or organization involving no actual or potential conflict of interest with the Company or any of its subsidiaries or affiliates,

(ii)              delivering lectures and fulfilling speaking engagements,

(iii)              engaging in charitable and community activities, and

(iv)              investing his personal assets in a Passive Investment.  For purposes of this Agreement, a “Passive Investment” shall mean an investment in a business or entity which does not require the Executive to render any services in the operations or affairs of such business or entity and which does not materially adversely affect or interfere with the performance of the Executive’s duties and obligations to the Company or any of its subsidiaries or affiliates.

(d)              Place of Employment.  The Executive shall perform his duties out of the Company’s Los Angeles, California office (as same may be relocated in the same metropolitan area from time to time) or at such other location as shall be agreed to by the Company and the Executive.

2.           Term of Agreement.

The term of employment under this Agreement shall initially be the period commencing on the Effective Date and ending on March 31, 2015, and shall be automatically extended without further action by either party for successive one-year periods as of each April 1 (beginning April 1, 2015) (each, an “Extension Date”), unless written notice of the Company’s intention to terminate this Agreement has been given to the Executive at least 90 days prior to the expiration of the Term (including any one-year extension thereof).  As used in this Agreement, the “Term” shall mean the initial one year term plus any extensions thereof as provided in this Section 2.

3.              Salary and Bonuses.

The Executive’s cash compensation for all services to be rendered by him in any capacity hereunder shall consist of base salary and other compensation as provided in this Section.

(a)              Salary.  The Executive shall be paid a minimum base salary at the rate of $800,000.00 per annum.  The Salary shall be payable in accordance with the customary payroll practices for executives of the Company.  The amount of the Executive’s Salary will be reviewed not less often than annually by the Compensation Committee of the Board (the “Compensation Committee”) and may be increased, but not decreased below such amount, on the basis of such review.  The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Salary.”

(b)              Performance Bonuses.

The Executive will be eligible to receive an annual incentive compensation award in respect of each fiscal year of the Company during the Term, commencing with fiscal year 2012, with a target payment equal to 150% of Salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan, and further subject to sales, EBITDA, net debt and inventory goals, criteria or targets, including, without limitation, the timely delivery of reviewed and audited, as applicable, financial statements and timely required SEC filings, reasonably determined by the Board or the Compensation Committee in its sole discretion in respect of each such fiscal year (each such annual award, an “Annual Bonus”).  The Annual Bonus performance targets to be applied to the Executive shall be no less favorable than the annual bonus targets applied to other similarly situated senior executives of the Company.  Any Annual Bonus earned shall be payable one hundred percent (100%) in cash. The Annual Bonus earned in respect of each fiscal year of the Company during the Term, if any, shall be paid to the Executive in the fiscal year immediately following the fiscal year for which the bonus is earned, but in all events no later than two and one-half (2½) months after the end of the applicable fiscal year for which the bonus is earned.

4.              Equity Awards.

(a)              The Board or the Compensation Committee shall grant to the Executive the right to receive 7,500,000 shares of common stock of the Company ("Common Stock"), which stock shall be issued only upon the achievement of the performance goals set forth on Exhibit A, subject to the Executive's continued employment with the Company through the end of the relevant performance year. Prior to issuing any shares of Company stock under this Agreement, the Company will file one or more Form S-8 Registration Statements covering such shares and shall seek to obtain shareholder approval of the grant, including the performance criterion (i.e., EBITDA) relating to the targets set forth on Exhibit A in compliance with the requirements of Section 162(m) of the Code.  To the extent that the issuance of all or a portion of the shares of Company stock would not be exempt from the deduction limitations of Section 162(m) of the Code, the Board may, in its sole discretion, provide for a cash award in an amount sufficient for the Executive to purchase such shares of Company stock, which cash award shall be provided, to the extent determined in the sole discretion of the Company, in a manner which causes such cash payment to be exempt from the deduction limitations of Section 162(m) of the Code (including by seeking the shareholder approval set forth above).  The award described in this Section 4(a), whether settled in stock, cash or a combination thereof, shall be referred to herein as the "EBITDA Award".

(b)              The Executive shall be permitted to satisfy his tax withholding obligations that arise in connection with any stock option, restricted stock award or, to the extent settled in stock, the EBITDA Award, with shares of Common Stock, including shares of Common Stock exercised pursuant to the stock option under which the tax withholding obligation arises or unrestricted shares of Common Stock that vest pursuant to the restricted stock award or EBITDA Award under which the tax withholding obligation arises.

(c)              In the event a successor corporation or a parent or subsidiary of a successor corporation to a transaction refuses to assume or substitute for the Executive’s outstanding stock option or restricted stock awards, the Executive shall (i) fully vest in and, have the right to exercise all of his outstanding stock options, including shares as to which such stock options would not otherwise be vested or exercisable, and (ii) fully vest in all of his outstanding restricted stock awards (but not, for the avoidance of doubt, in the EBITDA Award set forth in Section 4(a) of this Agreement).

5.              Pension and Welfare Benefits.

During the Term, the Executive will participate in all pension and welfare plans, programs and benefits that are applicable to executives of the Company on terms no less favorable to the Executive than those that apply to similarly situated senior executives of the Company.

6.              Other Benefits.

(a)              Travel and Business-related Expenses.  During the Term, the Executive shall be reimbursed in accordance with the policies of the Company for traveling and other expenses incurred in the performance of the business of the Company on terms no less favorable to the Executive than those that apply to similarly situated senior executives of the Company.

(b)              Vacation; Leaves of Absence.  During the Term, the Executive shall be eligible to participate in the Company’s Time Away policy on terms no less favorable to the Executive than those that apply to similarly situated senior executives of the Company.

7.              Termination of Employment.  Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the board of directors of any of the Company’s affiliates and direct or indirect subsidiaries (and any committees thereof), if applicable, and agrees to resign as an officer of the Company and each of the Company’s affiliates and direct or indirect subsidiaries.

(a)              Termination for Cause; Resignation Without Good Reason.

(i)              If the Executive’s employment is terminated by the Company for Cause (as defined below in this Section) or if the Executive resigns from his employment without Good Reason other than for death or Disability (as defined below in Section 7(d)), prior to the expiration of the Term, the Executive shall be entitled to receive:  (A) the Salary provided for in Section 3(a) as accrued through the date of such resignation or termination; and (B) any unreimbursed expenses.  The Executive shall not accrue or otherwise be eligible to receive Salary payments or to participate in any plans, programs or benefits described in Section 5 hereof with respect to periods after the date of such termination or resignation and shall not be eligible to receive any annual performance bonus or long term performance bonus in respect of the year of such termination or resignation or any calendar year following the year in which such termination or resignation occurs.  Any bonus earned in respect of a year prior to the year in which such termination or resignation occurs shall be payable at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan.

Subject to Section 17, the Executive shall have no right under this Agreement or otherwise to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation of employment (except to the extent provided for under the terms of any such plan, arrangement or benefit).

(ii)              Termination for “Cause” shall mean termination by action of the Board because of:  (A) the Executive’s willful and continued failure (other than by reason of the incapacity of the Executive due to physical or mental illness) substantially to perform his duties hereunder; (B) the conviction of the Executive or the Executive entering a plea of guilty or nolo contendere to a crime that constitutes a felony or the perpetration by the Executive of a serious dishonest act against the Company or any of its affiliates or subsidiaries; (C) any willful misconduct by the Executive that is materially injurious to the financial condition or business reputation of the Company or any of its affiliates or subsidiaries; or (D) chronic alcoholism or drug abuse which materially affects the Executive’s performance hereunder, provided, however, that no event or circumstance shall be considered to constitute Cause within the meaning of this clause (ii) unless the Executive has been given written notice of the events or circumstances constituting Cause and has failed to effect a cure thereof within 30 calendar days following the receipt of such notice.

(iii)              Resignation for “Good Reason” shall mean the resignation of the Executive because of the occurrence of any of the following without the Executive’s express written consent: (A) a material reduction in the Executive’s responsibilities, duties, authority, status or titles as described in Section 1 above; (B) failure by the Company to pay or provide the Executive when due any compensation, benefits or perquisites to which the Executive is entitled pursuant to this Agreement or any other plan, contract or arrangement in which the Executive participates or is entitled to participate; (C) a change in the Executive’s reporting structure such that he no longer reports solely to the Board; (D) failure of any successor (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume the Agreement (either by operation of law or in writing), or (E) a material breach of the Company’s obligations under this Agreement; provided, however, that no event or circumstance shall be considered to constitute Good Reason within the meaning of this clause (iii) unless the Company has been given written notice of the events or circumstances constituting Good Reason by the Executive within 60 days of the initial occurrence of such event or circumstance, the Company has failed to effect a cure thereof within 30 calendar days following the receipt of such notice, and the Executive’s resignation occurs within the two-year period following the initial existence of the condition(s) referenced above giving rise to the resignation.

(iv)           The date of termination of employment by the Company pursuant to this Section 7(a) shall be the date specified in a written notice of termination from the Company to the Executive, which, in the case of a proposed termination to which the 30-day cure period provided for in subsection (ii) above applies shall be no less than 31 days after the delivery of such notice to the Executive.  The date of a resignation by the Executive pursuant to this Section 7(a) shall be the date specified in the written notice of resignation from the Executive to the Company, which, in the case of a proposed resignation to which the 30-day cure period provided for in subsection (iii) above applies shall be no less than 31 days after the delivery of such notice to the Company, or, if no date is specified therein, 61 days after receipt by the Company of the written notice of resignation from the Executive.

(b)              Termination Without Cause, Resignation for Good Reason.

(i)              If the Executive’s employment is terminated by the Company without Cause or if the Executive should resign for Good Reason, prior to the expiration of the Term, he shall be entitled to receive:  (A) the Salary provided for in Section 3(a) as accrued through the date of such resignation or termination; (B) any unreimbursed expenses; and, subject to the Executive’s execution and delivery of a general release of all claims against the Company and its affiliates, which release shall be consistent with the terms of this Agreement (the “Release”), within sixty (60) days following termination of employment:  (C) a lump sum payment on the 60th day following the Executive’s termination of employment of a pro rata portion of his annual and long term performance bonuses (other than the EBITDA Award set forth in Section 4(a) of this Agreement) for the year in which he is terminated as if 100% of the performance targets were met, (D) a lump sum payment on the 60th day following the Executive’s termination of employment equal to the greater of (x) annual base salary for the remainder of the Executive’s employment contract or (y) two (2) times the sum of the Executive’s annual base salary and maximum annual performance bonus, (E) immediate vesting of all equity awards granted to the Executive by the Company (other than the EBITDA Award set forth in Section 4(a) of this Agreement) and (F) the immediate lapse of all lock-up restrictions on all of the Executive’s stock in the Company .

Subject to the Executive’s execution and delivery of the Release within sixty (60) days following termination of employment, the Executive (and those eligible dependents who were participants in the applicable plans as of the termination date) shall also be entitled to continued participation in the medical, dental and insurance plans and arrangements described in Section 5, on the same terms and conditions as are in effect immediately prior to such termination or resignation, until the earlier to occur of (i) the day which is 24 months following the termination date (such period, the "Continuation Period") and (ii) such time as the Executive is entitled to comparable benefits provided by a subsequent employer.  Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement.  If, during the Continuation Period, the Executive is precluded from participating in a plan or program by its terms or applicable law or if the Company for any reason ceases to maintain such plan or program, the Company shall provide the Executive with compensation or benefits the aggregate value of which, in the reasonable judgment of the Company, is no less than the aggregate value of the compensation or benefits that the Executive would have received under such plan or program had he been eligible to participate therein or had such plan or program continued to be maintained by the Company.

(ii)           Except as may be provided under the terms of any applicable grants to the Executive, under any plan or arrangement in which the Executive participates or except as may be otherwise required by applicable law, including, without limitation, the provisions of Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the “Code”) or as set forth under Section 17, the Executive shall have no right under this Agreement or any other agreement to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation of employment.  In the event of a termination or resignation pursuant to this Section 7(b), the Executive shall have no duty of mitigation with respect to amounts payable to him pursuant to this Section 7(b) or other benefits to which he is entitled pursuant hereto, except as provided in the immediately preceding paragraph.  Notwithstanding anything to the contrary in this Agreement, the right of the Executive to receive payments provided for in this Section 7(b) shall be subject to Section 8 of this Agreement.  In addition, the Company’s obligation to pay the Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by the Executive to the Company or its affiliates.

(iii)              The date of termination of employment by the Company pursuant to this Section 7(b) shall be the date specified in the written notice of termination from the Company to the Executive or, if no date is specified therein, ten business days after receipt by the Executive of the written notice of termination from the Company.  The date of a resignation by the Executive pursuant to this Section 7(b) shall be the date specified in the written notice of resignation from the Executive to the Company or, if no date is specified therein, ten business days after receipt by the Company of the written notice of resignation from the Executive.

(c)              Death.  If the Executive’s employment hereunder terminates by reason of death prior to expiration of the Term, the Executive’s beneficiary (or if no such beneficiary is designated, his estate) shall be entitled to receive:  (i) the Salary provided for in Section 3(a) as accrued through the date of the Executive’s death; (ii) any bonus earned but not yet paid in respect of any calendar year preceding the year in which the Executive’s death occurs; (iii) a bonus for the calendar year in which the Executive’s death occurs equal to a pro rata portion of the Executive’s target annual performance bonus, if any, for such year, determined on the basis of the number of days in such year through the date of the Executive’s death; and (iv) any unreimbursed expenses.  Bonus payments provided for in this Section 7(c) shall be made at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan.  As used in this Section, the term “beneficiary” includes both the singular and the plural of such term, as may be appropriate.

(d)              Disability.  If, the Executive is terminated from employment by the Company as a result of the Executive’s Disability (as defined below in this Section), the Executive, his conservator or guardian, as the case may be, shall be entitled to receive:  (i) the Salary provided for in Section 3(a) as accrued through the date of the Executive’s termination of employment; (ii) any bonus earned but not yet paid in respect of any calendar year preceding the year in which the Executive’s termination of employment occurs; (iii) a bonus for the calendar year in which the Executive’s termination of employment occurs equal to a pro rata portion of the Executive’s target bonus, if any, for such year, determined on the basis of the number of days in such year through the date of the Executive’s termination of employment; and (iv) any unreimbursed expenses.  Bonus payments provided for in this Section 7(d) shall be made at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan.  For purposes of this Agreement, “Disability” shall mean that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.  Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Executive and the Company, and the determination of such physician shall be final and binding upon both the Executive and the Company.

(e)              Non-Renewal of the Term.  In the event the Company elects not to extend the Term pursuant to Section 2, unless the Executive’s employment is earlier terminated pursuant to paragraphs (a), (b), (c) or (d) of this Section 7, the expiration of the Term and Executive’s termination of employment hereunder shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date and the Executive shall be entitled to receive the benefits set forth under Section 7(b)(i)(A)-(F).  Following such termination of Executive’s employment under this

Section 7(e), except as set forth in this Section 7(e) and Section 17, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

8.              Tax Withholding.

Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes.

9.              Confidentiality and Proprietary Rights.

(a)           Confidentiality.  The Executive acknowledges that as a result of his employment with the Company, the Executive will obtain secret and confidential information concerning the business of the Company, and its subsidiaries and affiliates (all of such entities referred to collectively in this Section, as the “Company”).  Other than in the performance of his duties hereunder or if confidential information is required to be disclosed by law, court order or other legal process (provided that the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment) or to the extent necessary to enable the Executive to enforce (or defend) his rights under this Agreement or any other agreement with the Company or any affiliate, the Executive agrees not to disclose, either during the Term of his employment with the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the Company which is not in the public domain or known within the relevant trade or industry (other than as a result of an unauthorized disclosure by the Executive) including trade secrets, budgets, strategies, operating plans, marketing plans, supplier lists, non-public company agreements, employee lists, or the customer lists or similar confidential information of the Company.

(b)           Proprietary Rights.  All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and/or its subsidiaries, which the Executive shall use or prepare or come in contact with in the course of, or as a result of his employment, or as a result of work performed by the Executive for the Company, shall, as between the parties, remain the sole property of the Company. Upon termination of his employment with the Company, the Executive agrees to immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Further, the Executive agrees to disclose and assign, and does hereby assign, to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by the Executive, whether or not patentable or copyrightable, either solely or jointly with others during the course of his employment with the Company, relating directly to the business, work or investigations of the Company or its subsidiaries (“Company Inventions”).

Notwithstanding the foregoing, the Executive understands that the provisions of this Agreement requiring assignment of Company Inventions to the Company do not apply to any invention that qualifies under the provisions of California

Labor Code Section 2870 (as set forth in Exhibit B hereto). The Executive understands that Company will keep in confidence and will not disclose to third parties without the Executive’s consent any confidential information disclosed in writing to Company relating to inventions that qualify under the provisions of Section 2870 of the California Labor Code.

(c)           Except as may be required by applicable law, without the Executive’s prior written consent, the Executive shall not be subject to any restrictions on his activities following termination of employment with the Company other than as expressly set forth in this Agreement.

10.              Nonassignability; Binding Agreement.

Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Executive without the Company’s prior written consent; provided, however, that nothing in this Section shall preclude the Executive from designating any of his beneficiaries to receive any benefits payable hereunder upon his death or disability, or his executors, administrators, or other legal representatives, from assigning any rights hereunder to the person or persons entitled thereto.  If the Executive should die while any payment, benefit or entitlement is due to him pursuant to this Agreement, such payment, benefit or entitlement shall be paid or provided to his designated beneficiary (or, if there is no designated beneficiary, his estate).  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or assigns of the Company and the Executive’s heirs and the personal representatives of the Executive’s estate.

11.              Amendment; Waiver.  This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by the parties hereto.  The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

12.              Notices.

Any notice hereunder by either party to the other shall be given in writing by personal delivery, email or certified mail, return receipt requested, to the applicable address set forth below:

(a)	To the Company:	American Apparel, Inc. 747 Warehouse Street Los Angeles, California 90021 Attention: Glenn A. Weinman Email: glenn@americanapparel.net

(b)	To the Executive:	Dov Charney 747 Warehouse Street Los Angeles, California 90021 Attention: Dov Charney Email: dov@americanapparel.net

(or such other address as may from time to time be designated by notice by any party hereto for such purpose). Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by email, on the business day following receipt of confirmation or, if by certified mail, on the date shown on the applicable return receipt.

13.              California Law.

This Agreement is to be governed by and interpreted in accordance with the laws of the State of California, without giving effect to the choice-of-law provisions thereof. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

14.              Arbitration.

The Company and the Executive agree that any and all disputes based upon, relating to or arising out of this Agreement, the Executive’s employment relationship with the Company or any of its subsidiaries or affiliates and/or the termination of that relationship, and/or any other dispute by and between the Executive and the Company or any of its subsidiaries or affiliates, including any and all claims that the Executive may at any time attempt to assert against the Company or any of its subsidiaries or affiliates, shall be submitted to binding arbitration in Los Angeles County, California, pursuant to the American Arbitration Association’s (“AAA”) Employment Arbitration Rules and Mediation Procedures, including the Optional Rules for Emergency Measures of Protection (the “Rules”), provided that the arbitrator shall allow for discovery sufficient to adequately arbitrate any asserted claims, including access to essential documents and witnesses, and otherwise in accordance with California Code of Civil Procedure § 1283.05, and provided further that the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitrator shall be a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, to be mutually agreed upon by the parties. If, however, the parties are unable to agree upon an arbitrator, then an arbitrator, who is a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, shall be selected by AAA in accordance with the Rules. The Company and the Executive further agree that each party shall pay its own costs and attorneys’ fees, if any; provided, however, that if either party prevails on a claim which affords the prevailing party an award of attorneys’ fees, then the arbitrator may award reasonable attorneys’ fees to the prevailing party, consistent with applicable law. In any event, the Company shall pay any expenses that the Executive would not otherwise have incurred if the dispute had been adjudicated in a court of law, rather than through arbitration, including the arbitrator’s fee, any administrative fee and any filing fee in excess of the maximum court filing fee in the jurisdiction in which the arbitration is commenced. The Company and the Executive further agree that any hearing must be transcribed by a certified shorthand reporter, and that the arbitrator shall issue a written decision and award supported by essential findings of fact and conclusions of law in order to facilitate judicial review.  Said award and decision shall be issued within thirty (30) days of the completion of the arbitration. Judgment in a court of competent jurisdiction may be had on said decision and award of the arbitrator. For these purposes, the parties agree to submit to the jurisdiction of the state and federal courts located in Los Angeles County, California.

15.              Injunctive Relief.

The Executive acknowledges and agrees that the services being rendered by the Executive to the Company under this Agreement are of a special, unique and extraordinary character that gives them peculiar value to the Company and/or its subsidiaries and affiliates, the loss of which (in violation of this Agreement) would cause irreparable harm to the Company and/or its subsidiaries and affiliates, for which the Company and/or its subsidiaries and affiliates would have no adequate remedy at law.  The Executive further acknowledges and agrees that the trade secrets and confidential and related information referred to in this Agreement each are of substantial value to the Company and/or its subsidiaries and affiliates and that a breach of any of the terms and conditions of this Agreement relating to those subjects would cause irreparable harm to the Company and/or its subsidiaries and affiliates, for which the Company and/or its subsidiaries and affiliates would have no adequate remedy at law. Therefore, in addition to any other remedies (in law or in equity) that may be available to the Company and/or any of its subsidiaries and affiliates under this Agreement or otherwise, the Company and/or its subsidiaries and affiliates shall be entitled to obtain (pursuant to the Rules) temporary restraining orders, preliminary and permanent injunctions and/or other equitable relief (pursuant to the Rules) to specifically enforce the Executive’s duties and obligations under this Agreement, or to enjoin any breach of this Agreement, without the need to post a bond or other security and without the need to demonstrate special damages.

16.            Counterparts.

This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17.           Indemnification. With respect to any acts or omissions that may have occurred prior to termination of the Executive’s employment, the Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the State of California, as in effect at the time of the subject act or omission, or by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained (including any time following Executive’s termination of employment), in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any subsidiary thereof, or his serving or having served any other enterprises as a director, officer or employee at the request of the Company.

18.           Cumulative Remedies.

Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

19.           Headings; Construction.

The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.  In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

20.           Survival.

Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including but not limited to the obligations set forth in Section 9 hereof) shall, unless otherwise specified, survive the termination or expiration of this Agreement and be binding on the Executive and the Company.

21.            General 409A Compliance.

To the extent applicable, it is intended that the Agreement comply with the provisions of Section 409A of the Code, as amended.  This Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code).  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement and no payments shall be due to the Executive under this Agreement which are payable upon the Executive's termination of employment until the Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Executive's termination of employment shall instead be paid on the first business day after the date that is six months following the Executive's termination of employment (or upon the Executive's death, if earlier).  In addition, for purposes of the Agreement, each amount to be paid or benefit to be provided to the Executive pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code.  With respect to expenses eligible for reimbursement under the terms of the Agreement, (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code.

22.            Preemption.  In the event there is a conflict between any provision of this Agreement and any other agreement, plan, policy or program of the Company, the provisions of this Agreement shall control.

23.            Gross-Up.

(a)           Whether or not the Executive becomes entitled to payments under Section 7 of this Agreement, if any of the payments or benefits received or to be received by the Executive in connection with a “Change in Control” (as defined below) or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person (as defined below) affiliated with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment being hereinafter referred to as the “Total Payments”) will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the

Gross-Up Payment, shall be equal to the Total Payments.

(b)           For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount, as defined in Section 280G(b)(3) of the Code, allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, (1) the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 9), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (2) the Executive shall be deemed to be subject to the loss of itemized deductions and personal exemptions to the maximum extent provided by the Code for each dollar of incremental income.

(c)           In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

(d)           Any Gross-Up Payments shall be made as soon as practicable but in no event later than the end of the calendar year following the calendar year in which the Excise Tax is paid.

24.            Change in Control.

(a)           A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)           any Person, as defined below, is or becomes the beneficial owner, as defined below, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation (B) if there is no such parent, of the Company or such surviving entity;

(ii)            the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; or

(iv)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or of the entity to which such assets are sold or disposed or (B) if there is no such parent, of the Company or such entity.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(b)           “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above, effective as of the Effective Date.

American Apparel, Inc.

By:	/s/ Glenn A. Weinman
Glenn A. Weinman, General Counsel

/s/ Dov Charney
Dov Charney

EXHIBIT A

Subject to the Executive's continued employment with the Company through the end of the relevant performance year, the EBITDA Award shall vest as to the right to receive one-third of the EBITDA Award on April 1, 2013 and an additional one-third of the EBITDA Award on each of the first two anniversaries of such date, so long as the Board has determined that the Company has met or exceeded the following EBITDA targets, as relevant (the "Original EBITDA Targets"):

Potential Vesting Date	Performance Year	Original EBITDA Target

April 1, 2013	2012	$32,253,000
April 1, 2014	2013	$53,251,000
April 1, 2015	2014	$68,212,000

Notwithstanding the foregoing, as of the date (if any) prior to December 14, 2014 that the Lion Credit Agreement (as defined below) is no longer in effect, the following EBITDA targets (the "Revised EBITDA Targets") shall be applicable in lieu of the Original EBITDA Targets:

Potential Vesting Date	Performance Year	Revised EBITDA Target

April 1, 2013	2012	$26,143,000
April 1, 2014	2013	$39,213,000
April 1, 2015	2014	$58,822,000

If the Company does not reach an EBITDA target for a given year, but exceeds an EBITDA target for the next subsequent year by an amount which equals or exceeds the sum of both (or all) years, the Executive shall vest in the portions of the EBITDA Award for both (or all) years.

Example #1:   If:

•	the Original EBITDA Targets are in effect;
•	the EBITDA for 2012 is $31,000,000 (which is less than $32,253,000, the Original Target for 2012); and
•	the EBITDA for 2013 is $90,000,000 (which is greater than $85,504,000, the sum of the Original Targets for 2012 and 2013);

then:

•	no portion of the EBITDA Award would vest with respect to 2012; and
•	2/3 of the EBITDA Award would vest with respect to 2013 (1/3 for 2012 and 1/3 for 2013).

Example #2:  If:

•	the Original Targets are in effect for 2012 and the Revised Targets become effective for 2013 due to the termination of the Lion Credit Agreement prior to April 1, 2014;
•	the EBITDA for 2012 is $31,000,000 (which is less than $32,253,000, the Original Target for 2012); and
•	the EBITDA for 2013 is $83,000,000 (which is less than $85,504,000, the sum of the Original Targets for 2012 and 2013, but greater than $65,356,000, the sum of the Revised Targets for 2012 and 2013);

then:

•	no portion of the EBITDA Award would vest with respect to 2012; and
•	2/3 of the EBITDA Award would vest with respect to 2013 (1/3 for 2012 and 1/3 for 2013).

The Board’s determination of whether the EBITDA target has been achieved as to a particular performance year shall be made promptly following that year.  In no event shall payment with respect to a particular performance year be made later than the final day of the calendar year following the year in which the target was met.

The "Lion Credit Agreement" shall mean the Credit Agreement, dated as of March 13, 2009 (as amended or modified), with Wilmington Trust FSB, as administrative agent and as collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and the other lenders party thereto.

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870
EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under Subdivision (a), the provision is against the public policy of this state and is unenforceable.”